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                                                                       Exhibit 5

STEPP LAW GROUP

November 12, 2002

         To: Essentially Yours Industries, Inc.

         Attn: The Board of Directors

         Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Essentially Yours Industries, Inc., a Nevada corporation (the "Company"), and in such capacity, we have examined the form of Registration Statement on Form SB-2 ("Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") by the Company in connection with the registration pursuant to the Securities Act of 1933, as amended ("Act"), of 16,330,000 shares of common stock (the "Shares"). Of the Shares, 15,000,000 shares were acquired by the selling security holders from the Company in private placement transactions (the "Resale Shares") and 1,330,000 shares are proposed to be sold by the Company pursuant to the Registration Statement (the "Issuer Shares"). In rendering the following opinion, we have relied solely on information, representations and warranties provided by the Company.

It is our opinion that the Resale Shares are duly authorized, validly issued and non-assessable.

It is also our opinion that the Issuer Shares are duly authorized, and when issued in accordance with the terms set forth in the Registration Statement, will be validly issued and non-assessable.

We express no opinion as to compliance with the securities laws or other laws in any foreign jurisdiction in which the Shares may be offered and sold and the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."


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Essentially Yours Industries, Inc.
November 12, 2002
Page Two


The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

This opinion is as of the date of this letter.

Sincerely,

STEPP LAW GROUP

/s/ Thomas E. Stepp, Jr.

By: Thomas E. Stepp, Jr.